EXHIBIT 23.2
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



Houston, Texas
September 15, 1998